UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
November 18, 2024

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2024, Microchip Technology Incorporated ("we," "our" or "Microchip") announced that Ganesh Moorthy retired as Chief Executive Officer and President and as a member of the Board of Directors of Microchip (the "Board") and the Board elected Microchip’s former Chief Executive Officer and President, Steve Sanghi, to serve as interim Chief Executive Officer and President effective November 18, 2024.

Mr. Sanghi, age 69, is currently and will continue to serve as Chair of the Board. Mr. Sanghi previously served as Executive Chair of the Board from March 2021 until August 2024, as Chair of the Board from October 1993 until March 2021, as Chief Executive Officer of Microchip from October 1991 until March 2021, and as President of Microchip from August 1990 until February 2016.

In connection with the foregoing, the Compensation Committee of the Board approved an annual base salary for Mr. Sanghi of $957,443 and Mr. Sanghi’s participation level under Microchip’s Management Incentive Compensation Plan ("MICP") will be 200% of his base salary. Payment of Mr. Sanghi’s base salary will be reduced by 20% in connection with the Company’s salary reduction program which is in place for executive officers. Mr. Sanghi will also receive grants of restricted stock units ("RSUs") under Microchip’s quarterly evergreen grant program in amounts to be determined each quarter by the Compensation Committee. In connection with his retirement, Mr. Moorthy will receive salary continuation and employee benefits for a period of 12 months, and 12 months continued vesting under his previously granted RSUs. In connection with Mr. Moorthy’s retirement from the Board and upon recommendation of the Nominating, Governance and Sustainability Committee of the Board, the Board approved a resolution to decrease the size of the Board from 7 directors to 6 directors.

There are no arrangements or understandings between Mr. Sanghi and any other person pursuant to which he was selected as Chief Executive Officer and President. There are no family relationships between Mr. Sanghi and any director or executive officer of the Company, and Mr. Sanghi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: November 20, 2024	By: /s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer